Exhibit 16.1

                      (Grassi & Co. CPA's, P.C. Letterhead)
                      (formerly Feldman Sherb & Co., P.C.)


September 23, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

     We have read the statements made by Technest Holdings, Inc. which was provided to us on September 23, 2002 (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 11, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Grassi & Co., CPA's, P.C.
    -------------------------
    Grassi & Co., CPA's, P.C
   (formerly Feldman Sherb & Co., P.C.)